Exhibit 10.1

ASSIGNMENT OF MEMBERSHIP INTEREST

Dental Patient Transition, Inc. (the “Member”) is the sole owner of all of the outstanding membership interest in and to DPAT-1, LLC (the “Membership Interest”). In consideration for $429,000 to be paid contemporaneously herewith, the Member hereby assigns, transfers and conveys to 39th Street Dental, LLC and 39th Street Dental, LLC hereby accepts all of the Membership Interest in DPAT-1, LLC so that immediately after this assignment is effective 39th Street Dental, LLC will be the sole member of DPAT-1, LLC, a Utah limited liability company. In addition, to the extent that the Operating Agreement of DPAT-1, LLC contains restrictions on the transferability of the Membership Interest, the parties hereby waive those restrictions with respect to this transaction.

Except as expressly set forth herein, 39th Street Dental, LLC acknowledges and agrees that 39th Street Dental, LLC is acquiring the Membership Interest on an “as is,” where is basis, without representations, warranties or covenants, express or implied, of any kind or nature.

This Assignment of Membership Interest was executed on this 11th day of September, 2007, to be effective as of the 1st day of September, 2007.

39th Street Dental, LLC By /s/ Andrew Eberhardt ______________ Its:	Dental Patient Transition, Inc. By /s/ Marlon R. Berrett______________ Marlon R. Berrett, President

AGREED AND APPROVED:

DPAT-1, LLC

By /s/ Marlon R. Berrett______________

Marlon R. Berrett, President of Dental
Cooperative, Inc., the Manager